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                                                               EXHIBIT 99-B.8.48

                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                   ALLIANCE FUND DISTRIBUTORS, INC. AND ALIAC

       Aetna Life Insurance and Annuity Company (the "Company") and Alliance Fund Distributors, Inc. (the "Distributor"), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (the "Funds") hereby agree to an arrangement whereby the Funds shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.     ESTABLISHMENT OF ACCOUNTS; AVAILABILITY OF FUND.

       The Company represents that it has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. The Company shall offer the Contracts only to certain plans under Sections 401, 403(b) or 457 of the Internal Revenue Code, as amended (the "Code"), or to custodial accounts under Section 408 of the Code. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.     PRICING INFORMATION; ORDERS; SETTLEMENT.

       (a) The Distributor will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may upon reasonable notice to the Company, refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith

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              and in the best interests of the shareholders of any Fund and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

       (b) The Distributor will provide or cause to be provided to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day a "Business Day"), and in no event later than 7:00 p.m. Eastern Standard time on such Business Day. The Company will send via facsimile or electronic transmission to the Distributor or its specified agent orders to purchase and/or redeem Fund shares by 8:00 a.m. Eastern Standard Time the following business day. Payment for net purchases will be wired by the Company to an account designated by the Distributor to coincide with the order for shares of the Fund.

       (c) The Distributor hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Distributor, prior to the close of the Exchange on any given business day will be executed by or on behalf of the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Distributor receives written (or facsimile) notice of such order by 8:00 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by or on behalf of the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Distributor receives written (or facsimile) notice of such order by 8 a.m. Eastern Standard Time within two days following the day of receipt of such order.

       (d) Payments for net redemptions of shares of the Fund will be wired or arranged to be wired by the Distributor to an account designated by the Company on the same Business Day the Company places an order to redeem Fund Shares. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Distributor on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

       (e) In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in Exhibit 1 to this Agreement.

       (f) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party

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       (g)    The Distributor shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to Contract owners or participants (excluding consequential damages due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by the Company, with supporting data, to Distributor. In addition, the Distributor shall reimburse the Company for reasonable and demonstrable systems and out of pocket costs incurred by the Company in making a Contract owners's or a participant's account whole, if such costs or expenses are a result of the the Distributor's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected. The parties agree that the Distributor shall not be responsible for earnings and/or appreciation that Contract owners or participants would have realized on amounts that should have been but were not invested (or withdrawn from) other funds within the plan (i.e., any funds that were not the subject of the pricing error) in accordance with an instruction due to an error or delay with respect to the procedures outlined in the Agreement which is caused by the Distributor.

       (h) The Company agrees to purchase and redeem the shares of the Funds offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

3.     FEES.

       In consideration of services provided by the Company under this Agreement, the Distributor shall pay, or arrange for the payment of, fees to the Company as set forth in Schedule B.

4.     EXPENSES.

       (a) The Distributor shall make available for reimbursement certain out-of-pocket expenses the Company incurs in providing shareholder services to Contract owners and participants. These expenses include actual postage paid by the Company in connection with mailing updated prospectuses, supplements and financial reports to Contract owners or participants. Except as otherwise provided in this Agreement, all expenses incident to the performance by the Distributor or Fund under this Agreement shall be paid by the Distributor or the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the

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              "SEC") and in states where required. The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Distributor, except as provided herein and in Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

       (b) The Distributor shall provide to the Company, at the location designated by the Company, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Distributor shall provide the Company with a sufficient quantity of the Funds' prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement

       (c) The Distributor shall provide the company with a sufficient quantity of Fund proxy material that is required to be sent to Contract owners or participants. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Distributor.

5.     REPRESENTATIONS.

       The Company agrees that it and its agents shall not, without the written consent of the Distributor, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Distributor.

6.     TERMINATION.

       This agreement shall terminate as to the sale and issuance of new
Contracts:

       (a) at the option of either the Company or the Distributor, upon sixty days advance written notice to the other parties;

       (b) at the option of the Company, upon one week advance written notice to the Distributor, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

       (c) at the option of the Company or the Distributor, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, the Fund or the Distributor by the National

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              Association of Securities Dealers, Inc. (the "NASD"), the SEC or
              any other regulatory body;

       (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Distributor of any decision to replace the Fund's' shares;

       (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

       (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

7.     CONTINUATION OF AGREEMENT.

       Termination as the result of any cause listed in Section 6 shall not affect the Distributor's obligation to continue to make available Fund shares to Contracts then in force for which the Fund shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body.

8.     ADVERTISING MATERIALS; FILED DOCUMENTS.

       (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts (except any material that simply lists the Funds' names) will be submitted to the Distributor or its designee for review before such material is used with the general public or any Contract owner or participant. The Distributor or its designee shall advise the submitting party in writing within three (3) Business Days of receipt of such materials of its approval or disapproval of such materials.

       (b) The Distributor will provide additional copies of the Funds' financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Distributor's request, the Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

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       (c)    The Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles with fifteen calendar days following the end of each quarter.

9.     PROXY VOTING.

       (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

       (b) The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

10.    INDEMNIFICATION.

       (a) The Company agrees to indemnify and hold harmless the Fund and the Distributor, and its directors, officers, employees, agents and each person, if any, who controls the Fund or its Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by the Company under this Agreement; (ii) result from a material breach of this Agreement; (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer, employee, agent, investment Distributor, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such

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              Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Distributor in the performance of its duties or the Fund's or Distributor's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

       (b) The Distributor agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) result from a breach of a material provision of this Agreement. The Distributor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Distributor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Distributor by the Company specifically for use therein.

       (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

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11.    MISCELLANEOUS.

       (a) AMENDMENT AND WAIVER. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

       (b) NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

       To the Company:

                            Aetna Life Insurance and Annuity Company
                            151 Farmington Avenue
                            Hartford, Connecticut  06156
                            Attention: Julie E. Rockmore, Counsel

       To the Distributor:

                            Alliance Fund Distributors, Inc.
                            1345 Avenue of the Americas, 32nd Floor
                            New York, NY  10105
                            Attention: Edmund P. Bergan, Esq.
                            (212) 969-2108 (Telephone)
                            (212) 969-2290 (Telecopy)

       Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

       (c) SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

       (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

       (e) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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       (f)    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

       (g) GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

       (h) NON EXCLUSIVITY. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

       (i) CONFIDENTIALITY. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 26th day of October, 2000.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY

       By:  /s/ Laurie M. Tillinghast
          -------------------------------------------
       Name:    Laurie M. Tillinghast
            -----------------------------------------
       Title:   Vice President
             ----------------------------------------


       ALLIANCE FUND DISTRIBUTORS, INC.

       By:  /s/ Edmund P. Bergan, Jr.
          -------------------------------------------
       Name:    Edmund P. Bergan, Jr.
            -----------------------------------------
       Title:   Senior Vice President and
             ----------------------------------------
                General Counsel
             ----------------------------------------

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                                   SCHEDULE A


              (For any future separate accounts - See Section 1(a)

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                                   SCHEDULE B


                               Fees to the Company

1.     SERVICING FEES.

       Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Distributor. The Distributor recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay, or arrange for the payment of, to the Company a servicing fee equal to the lesser of $__ per participant or an amount based on the annual rate of .__ % (____% quarterly) of the average net assets invested in the Funds through the Contracts in each calendar quarter. Distributor will make such payments to the Company based on the ___% quarterly amount within thirty (30) days after the end of each calendar quarter. Within forty-five (45) days after the end of the quarter, the Company will send a report to Distributor indicating the number of participants in the plans during the quarter and any amount the Company was overpaid by Distributor. In the event of an overpayment, Distributor will deduct any overpaid amounts from the next quarterly payment(s) due. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.

2.     12b-1 FEES.

       In accordance with the Fund's plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of ___% (____% quarterly) of the average net assets invested in the Funds through the Contracts in each calendar quarter. Distributor will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.

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                                    EXHIBIT 1

     Procedures for Pricing and Order/Settlement Through National Securities
        Clearing Corporation's Mutual Fund Profile System and Mutual Fund
             Settlement, Entry and Registration Verification System

1. As provided in Section 2(e) of the Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to the Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (4) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Company or its affiliate by 7:00 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and the Company.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, the Company or its affilaite will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company's or its affiliate's compliance with the foregoing, the Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c) The Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual

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     funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of the Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day the Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or the Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. The Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

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